Elliott Management‘s Perspectives on BMC Exhibit 1 May 31, 2012

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Additional Information
Elliott Associates, L.P. and Elliott International, L.P. (“Elliott”) intend to make a filing with the Securities and Exchange Commission of a definitive proxy statement and an accompanying proxy card to be used to solicit proxies in connection with the 2012 Annual Meeting of Stockholders
(including any adjournments or postponements thereof or any special meeting that may be called in lieu thereof) (the “2012 Annual Meeting”) of
BMC Software, Inc. (the “Company”). Information relating to the participants in such proxy solicitation has been included in a preliminary proxy statement filed on May 25, 2012, by Elliott with the Securities and Exchange Commission.  Stockholders are advised to read the definitive proxy statement and other documents related to the solicitation of stockholders of the Company for use at the 2012 Annual Meeting when they become available because they will contain important information, including additional information relating to the participants in such proxy solicitation.
When completed and available, Elliott's definitive proxy statement and a form of proxy will be mailed to stockholders of the Company. These materials and other materials filed by Elliott in connection with the solicitation of proxies will be available at no charge at the Securities and
Exchange Commission's website at www.sec.gov. The definitive proxy statement (when available) and other relevant documents filed by Elliott with the Securities and Exchange Commission will also be available, without charge, by directing a request by mail or telephone to MacKenzie Partners,
Inc., 105 Madison Avenue, New York, New York 10016 (call collect: 212-929-5500; call toll free: 800-322-2885).
Cautionary Statement Regarding Forward-Looking Statements
This proxy statement contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,”
“estimates,” “projects,” “targets,” “forecasts,” “seeks,” “could” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Our forward-looking statements are based on our current intent, belief, expectations, estimates and projections regarding the Company and projections regarding the industry in which it operates.
These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to differ materially. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this proxy statement and the material accompanying this proxy statement.
Industry and Market Data
The Gartner Report(s) described herein, (the “Gartner Report(s)”) represent(s) data, research opinion or viewpoints published, as part of a syndicated subscription service, by Gartner, Inc. (“Gartner”), and are not representations of fact. Each Gartner Report speaks as of its original publication date
(and not as of the date of this Filing) and the opinions expressed in the Gartner Report(s) are subject to change without notice.

I. Executive Summary

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Why Are We Here?
Based on our extensive analysis of BMC, we believe the following:
By any objective measure or any relevant time period, against any pertinent benchmark, BMC common stock has significantly under-performed
BMC’s execution over the past several years has been poor on numerous fronts, and its growth has been non-existent
Despite BMC’s clear product strength, the competitive landscape in BMC’s enterprise distributed business is becoming increasingly challenging, with threats from larger scale players, bundled product providers, as well as newer SaaS and cloud vendors
Instead of fresh insights or innovative plans, BMC has instead responded with the same “solutions” that have failed so often in the past – BMC needs new ideas and it needs them NOW
The Board of Directors would significantly benefit from Elliott’s Nominees who bring senior-level experience from leading software and technology companies, a new approach and an openness to thoughtful evaluation of the business
Conclusion: Elliott believes that BMC is not a good – but a GREAT – company that can return significant and long-overdue value to its stockholders if it chooses to embrace new Directors with new ideas
The time is now to bring a fresh perspective to the BMC Board of Directors
Elliott Management and its collective funds – holders of 6.5% of BMC’s common stock – welcome the opportunity to present its viewpoints on BMC and its plan to deliver significant value to stockholders

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About Elliott
More than $20 billion of assets under management
Extensive experience in the technology sector, including successful investments in Novell, MSC Software, Epicor Software,
Blue Coat Systems, Metrologic, and others
Long-term view of investments and a focus on creating value for all stockholders – recent examples include URL
Pharmaceuticals, Adelphia Communications, WorldCom Communications, and Horizon Offshore
Elliott, founded in 1977, is one of the oldest private investment firms of its kind under continuous management.
The firm’s investors include pension funds, private endowments, charitable foundations, family offices, and employees of the firm
Elliott has performed exhaustive research on BMC over the last six months, a process which included enlisting external consultants to advise us, as well as speaking with customers, opinion leaders, engineers, competitors, former employees, senior executives in the software industry, investment bankers, private equity firms and other investors
Elliott has surveyed in excess of five hundred users of IT management software, following up with customers who have transitioned to or away from BMC
Our conclusion from this analysis is that BMC's assets are valuable and important, but that its future will be increasingly difficult if BMC remains with its existing strategy
New Board perspectives are needed to fully realize BMC’s value potential
ELLIOTT’S RESEARCH AND PERSPECTIVES ON BMC

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BMC’s Material Stock Price Underperformance
By any objective measure, over any relevant time period and against any pertinent benchmark, BMC's shares have significantly under-performed
Source: Capital IQ
1. 03/18/12 represents date on which Elliott’s purchase of over 9mm shares of BMC began, causing stock prices subsequent to this date to not be applicable due to this extraordinary support
2. 10-K Peers include IBM, HPQ, and CA; listed as BMC’s closet competitors in the Company’s annual 10-K report
3. Proxy Peers include SYMC, CPWR, ADBE, CA, ORCL, MSFT, SAP, CTXS; listed in BMC’s annual proxy statement for LTIP determination purposes
4. Includes Nasdaq, S&P 500, and Dow Jones Industrial indices
Ending March 18, 2012
1
YTD
3-Year 2-Year 1-Year March 18, 2012
1
1. VERSUS CLOSEST COMPETITOR
CA 64.0% 16.1% 19.1% 34.1%
BMC 21.9% (1.9%) (19.3%) 16.3%
(Under) / Over Performance (42.2%) (18.0%) (38.4%) (17.8%)
2. VERSUS 10-K PEERS
2
10-K Peers 56.8% 8.0% 3.5% 12.2%
BMC 21.9% (1.9%) (19.3%) 16.3%
(Under) / Over Performance (35.0%) (9.9%) (22.8%) 4.1%
3. VERSUS PROXY PEERS
3
Proxy Peers 86.9% 21.5% 10.8% 22.1%
BMC 21.9% (1.9%) (19.3%) 16.3%
(Under) / Over Performance (65.0%) (23.4%) (30.1%) (5.8%)
4. VERSUS BROADER SOFTWARE INDEX
S&P GSSI Software Index (iShares) 104.9% 33.8% 12.8% 19.3%
BMC 21.9% (1.9%) (19.3%) 16.3%
(Under) / Over Performance (83.1%) (35.7%) (32.1%) (3.0%)
5. VERSUS BROADER MARKET INDICES
Market – Mean
4
87.9% 24.3% 12.3% 10.7%
Market – Median
4
79.1% 23.2% 11.6% 10.0%
BMC 21.9% (1.9%) (19.3%) 16.3%
(Under) / Over Performance - Mean (66.1%) (26.2%) (31.7%) 5.6%
(Under) / Over Performance - Median (57.2%) (25.1%) (30.9%) 6.3%

3-YEAR [1]

104.9%
87.9%
86.9%
64.0%
56.8%
21.9%
iShares Software Index
Market Indices [2]
Proxy Peers [3]
ca
10-K Peers [4]
bmc

2-YEAR [1]

33.8%
24.3%
21.5%
16.1%
8.0%
(1.9%)
iShares Software Index
Market Indices [2]
Proxy Peers [3]
ca
10-K Peers [4]
bmc

1-YEAR [1]

19.1%
12.8%
12.3%
10.8%
3.5%
(19.3%)
ca
iShares Software Index
Market Indices [2]
Proxy Peers [3]
10-K Peers [4]
bmc

YTD [1]

34.1%
22.1%
19.3%
16.3%
12.2%
10.7%
ca
Proxy Peers [3]
iShares Software Index
bmc
10-K Peers [4]
Market Indices [2]

BMC’s Material Stock Price Underperformance (cont’d)
Source: Capital IQ
1. As of 03/18/12, which represents date on which Elliott’s purchase of over 9mm shares of BMC began, causing stock prices subsequent to this date to not be applicable due to this extraordinary support
2. Represents average of Nasdaq, S&P 500, and Dow Jones Industrial indices
3. Proxy Peers include SYMC, CPWR, ADBE, CA, ORCL, MSFT, SAP, CTXS; listed in BMC’s annual proxy statement for LTIP determination purposes
4. 10-K Peers include IBM, HPQ, and CA; listed as BMC’s closet competitors in the Company’s annual 10-K report
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Over any relevant time frame, BMC’s stock has consistently underperformed the market and its peers

$60.00
$55.00
$50.00
$45.00
$40.00
$35.00
$30.00
25.0
20.0
15.0
10.0
5.0
--
Volume (mm)
03/19/11
06/17/11
09/16/11
12/15/11
03/18/12

Oct 26, 2011 – BMC beats Q2
revenue estimates but again
lowers forecast for ESM license
bookings growth from mid-teens
percentage growth to mid-single
digits percentage decline
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Destruction of Stockholder Value
Poor execution has caused stock price degradation over the past 12 months¹
Source: Capital IQ, Company Filings
1. LTM as of 03/18/12, which represents date on which Elliott’s purchase of over 9mm shares of BMC began, causing stock prices subsequent to this date to not be applicable due to this extraordinary support
2. Represents mean of Nasdaq, S&P 500, and Dow Jones Industrial indices
Jul 27, 2011 – BMC misses Q1
revenue estimates  by ~1%, and
lowers forecast for ESM license
bookings growth from low 20s
to mid-teen percentages
Feb 1, 2012 – BMC misses
Q3 revenue estimates by
~1.5% and lowers ESM
license bookings decline to
high single digits to low
double digits
Significant Underperformance Relative to Market Indices ² by 32%

$1,342
$1,279
$1,142
$706
4.9%
36.8%
21.1%
$129
$177
$214
$88
$276
$342
9.0%
0.1%
6.1%
$551
$552
$585
3.8%
19.2%
(1.4%)
$462
$551
$543
FY2002 A
FY2010 A
FY2011 A
FY2012 A
License
Maintenance
Professional Services

$575
$769
$786
$830
$294
6.1%
$473
(0.0%)
$473
4.8%
$495
$281
0.6%
$296
5.9%
$314
6.7%
$335
FY2002 A
FY2010 A
FY2011 A
FY2012 A
License
Maintenance

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What is BMC Today?
SEGMENT REVENUE BREAKDOWN OVERALL STATISTICS COMMENTARY
Enterprise
Service
Management
(“ESM”)
Growth below its potential
License bookings have woefully
underperformed over the past year
Room for margin improvement
Margins have been stuck at ~21% but
should be higher given $1bn+
revenue scale
Leader in IT management software
Despite execution failures, ESM
possesses a comprehensive portfolio
of market leading products used by
over 25,000 customers
Mainframe
Service
Management
(“MSM”)
Strong stable business
Good margins and cash flow capability
Benefited from “benign neglect” and lack
of new competition
Over a third of the business is workload
automation, which is growing and taking
share
($ in millions)
% Operating Margin
n/a 21.0% 21.9% 21.0%
% Operating Margin
n/a 56.5% 57.5% 59.9%
Source: Company Filings
1. FY2002A ESM revenues include Other Software revenues.  ESM and MSM revenues exclude Other revenues of $7.9mm
BMC is really comprised of two businesses
ESM has been the focus for the past ten years, though growth and margins have been weak despite strong products and good markets
MSM has continued to perform well, but it has become a smaller piece of the business
61.8% 61.9%
59.8%
55.1%
FY2002A FY2010A FY2011A FY2012A
% of Total Revenue
38.2%
38.1%
40.2%
44.9%
FY2002A FY2010A FY2011A FY2012A
% of Total Revenue

II. Drivers of BMC’s Underperformance

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What Went Wrong with BMC?
Management has failed to execute
Despite a much smaller revenue base relative to its larger competitors and substantial investments in sales and marketing, BMC revenue growth has been anemic
Sales execution has been poor and ESM license bookings have actually declined despite significant sales and marketing investments trumpeted by senior management
BMC was late to SaaS and is now playing “catch up” against emerging and established competitors in this high-growth market
Poor stewardship of stockholder's capital
BMC has been squandering billions of dollars of stockholder capital on an ineffective M&A strategy
BMC has chosen to preserve an inefficient balance sheet when the opportunity to return capital has been attractive
Failure to fully optimize operations
ESM generates operating margins of only 21% despite revenues of over $1bn
Adjusting for capitalized R&D and stock-based compensation, BMC’s consolidated operating margin is lower than its closest peer
BMC has historically struggled to generate positive gross margins in its professional services business
Competitive landscape is changing
BMC has great products and deep customer presence, but is facing an increasingly competitive environment
Large enterprise customers are increasingly demanding bundled solutions and BMC lacks the scale of its “Big 3” Management Software competitors (IBM, HP, and CA)
More nimble companies with refreshed offerings such as ServiceNow, SolarWinds, and Splunk are emerging as new threats in areas where
BMC used to win on the basis of best-in-class point tools (eg. service desk)
Strong need for Directors with relevant experience and fresh ideas
BMC's Board would be well served to include more Directors with technology backgrounds, especially in today’s rapidly changing marketplace
Elliott’s Nominees include former CEOs and senior executives who bring perspectives from significant Software/Technology companies and expertise with emerging business models (eg. Cloud)
Our Nominees are highly experienced executives willing to challenge the status quo at BMC and explore all alternatives to create stockholder value
Conclusion: Elliott believes that there is an opportunity for stockholders to realize value SIGNIFICANTLY greater than
BMC’s current stock price through the addition of thoughtful and experienced technology executives who will encourage a full strategic and operational review with the aim of maximizing stockholder value
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4
3
2
1

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Management Has Failed to Execute
“So over the course of Fiscal 2009, we
significantly strengthened our sales force.
We invested in the most complete and
powerful sales training in our history.  We brought in new management and sales professionals to upgrade an already strong and talented team”
– Bob Beauchamp (2009 Annual Report)
“The organizational separation of our MSM business from our ESM business two years ago continues to pay dividends.
Our offerings today are superior to the competition’s and our people are energized and focused”
– Bob Beauchamp (2008 Annual Report)
“The separation of our two business units—ESM and MSM—at the beginning of 2007 provides sharper focus and greater accountability.
And the operating and financial discipline we’ve instilled across our company makes us a faster, more agile, and more productive enterprise”
– Bob Beauchamp (2007 Annual Report)
FY 2007
FY 2008
FY 2009
FY 2010
FY 2011
FY 2012
“We
substantially upgraded our Enterprise Service Management (ESM) sales force and expect that we’ll increase the
average number of productive sales reps in fiscal 2011 by 20% over last year’s levels”
– Bob Beauchamp (2010 Annual Report)
“We also strengthened our ESM sales team, achieving a 20% increase in the average productive sales headcount compared to the prior year, while significantly slowing attrition”
– Bob Beauchamp (2011 Annual Report)
“We made further progress to improve sales execution, including numerous steps taken to address sales attrition, and our tenured and overall ESM sales force capacity, excluding Numara, is up,
finishing the year with 20% more total
sales capacity than at the beginning of fiscal 2012…. The progress here is evidence of our efforts to address our well-documented fiscal 2012 challenges to improve sales force capacity and productivity, and it puts us in a much-improved position as we enter fiscal 2013”
– Bob Beauchamp (Q4 and FY2012 Earnings Call on May 9, 2012)
First, it was
“separate ESM
and MSM”
Then,  four
years of
management
“focus” on
strengthening
ESM sales
force, which
clearly
remains a
major issue
1
BMC management repeats the same old story year after year, with no demonstrable progress, whether it’s extolling the benefits of separating ESM and MSM, or repeating the benefits of investing in its sales force

Management Has Failed to Execute
MANAGEMENT’S REPRESENTATIONS ON SALES AND MARKETING INVESTMENTS
LTM SALES & MARKETING AS % REVENUE
“These [Fiscal Year 2011] strong results underscore the success of our strategy over the last several years to make disciplined investments that enhance our market leadership and enable us to accelerate top line growth. As part of this strategy, we strengthened our sales force, increased internal R&D efforts related to cloud and other major technology trends, selectively acquired complementary technologies in rapidly growing market segments and bolstered our strategic partnerships. These initiatives are clearly paying off and we expect to reap additional benefits in 2012 and
beyond”
– Bob Beauchamp (Q4 2011 Earnings Conference Call)
“It [Fiscal Year 2011] was a year in which we transitioned from being a strong, moderate growth company to one characterized by sustained, accelerating growth
[BMC’s emphasis] led by a solid Enterprise Service Management (ESM) engine capable of delivering ongoing double-
digit growth”
– Bob Beauchamp (2011 Annual Report)
“It [Fiscal Year 2011] was a year in which we demonstrated our ability to achieve these results while at the same time making the investments in internal development, sales and services necessary to increase our competitive advantage
[BMC’s emphasis]”
– Bob Beauchamp (2011 Annual Report)
LTM REVENUE GROWTH
Y-o-Y Growth
3.7%
Y-o-Y Growth
6.7%
Enterprise
Solutions
1
Despite increasing investments in Sales and Marketing, BMC has failed to generate meaningful ESM revenue growth
Source: Company Filings
Note: LTM as of 03/31/12
1. CA Sales and Marketing expense adjusted for $22mm restructuring charge
2. BMC excludes Professional Services for a direct comparison with CA’s Enterprise Solutions segment; CA reports Professional Services as a separate segment
¹
ESM
²
29.2%
28.5%
2.3%
12.1%

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Q4 2011 Q1 2012 Q2 2012 Q3 2012 FY 2013 Prediction
“The assumptions
underlying our full year
fiscal 2012 expectations
include… ESM license
bookings growth in the
low 20’s”
MANAGEMENT GUIDANCE ON ESM SEGMENT FOR FISCAL YEAR 2012
“The assumptions
underlying this full year
fiscal 2012 estimate include
total bookings growth in
the low double digits, with
the skew of full-year
booking expected in the
first half of the year to be
similar to the prior year.
ESM license bookings
growth in the mid-teens”
“Due to our performance in
the first half and our
current outlook for the
remainder of the year, we
are lowering our full year
expectations… The
assumptions underlying
our full year fiscal 2012
expectations include: total
bookings growth in the
mid-single digits; ESM
license bookings decline
in the mid-single digits”
The assumptions
underlying our full year
fiscal 2012 expectations
include: total bookings
growth flat with the prior
year; ESM license
bookings decline of high
single digits to low
double digits with solid
sequential growth in the
fourth quarter”
“Total ESM license
bookings were $153
million in the fourth
quarter, down 5% from
the year-ago period…
For the fourth quarter,
Numara contributed
almost 4 points of
growth to ESM license
bookings”
MANAGEMENT’S ESM LICENSE BOOKINGS GROWTH PREDICTIONS FOR FISCAL YEAR 2012
1
BMC’s management projected +20% ESM license bookings growth when the year ended with -11%. This represents a profound failure to understand BMC’s underlying business trends and challenges
Where Was the Board’s Oversight During This Colossal Failure?
Q4 2012
“The assumptions
underlying our full year
fiscal 2013 expectations
include… ESM license
booking growth in the
low double-digits…
annualized bookings
growth in the low double-
digits”
??? ???
Management Has Failed to Execute
(11%)
Q2 12
Prediction
Q3 12
Prediction
Q4 12
Actual
Low Double Digits
"High Single Digits to
Low Double Digits Decline"
"Mid-Single
Digits Decline"
"Mid-Teens"
"Low 20's"
Q4 11
Prediction
Q1 12
Prediction
FY 13
Prediction

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Market entrants like Service-Now (launched in 2004) and Solar Winds (launched in 1999) saw the opportunity in the marketplace
BMC was late, launching Remedy OnDemand and RemedyForce in 2010, which only generated $10mm of revenues in FY2012
CAGR: 166%
$1.9
$8.8
$19.3
$43.3
$92.6
2007 2008 2009 2010 2011
“It’s not all going to be Software as a Service,
I’ve met no CIOs who think that”
– Bob Beauchamp
(2007, Interview with The Australian)
BMC has been slow to adapt to changes in the market place, including a well-publicized failure to quickly identify trends in SaaS solutions and cloud management
Source: Capital IQ, Company Filings, News Reports
WHAT MIGHT HAVE BEEN -
REVENUE TRAJECTORY
($ in millions)
1
“SaaS initiative includes our new BMC
Remedy OnDemand Solution, which provides
customers with a full industry leading service
management offering delivered as a service”
–Bob Beauchamp
(Q4 2010 Earnings Conference Call)
“We were then late, unfortunately, as you
well know, to the SaaS market. So when it
turned to SaaS, we didn't have a great
answer at the same time”
–Bob Beauchamp
(Q4 2012 Earnings Conference Call)
Management Has Failed to Execute

21.1%
5.5%
5.2%
1.5%
(0.0%)
Prof. Services
Maint.
Total
License
Bookings 1

14.8%
11.9%
6.0%
0.8%
IBM 2
hp 3
ca 4
bmc 5

Source: Capital IQ, Company Filings
Note: LTM as of 03/31/12 except HPQ which is as of 04/30/12
1. Excludes impact of $13.6mm deferred revenue assumed in connection with Numara acquisition
2. Represents as reported Global Business Services segment operating profit before tax
3. Represents as reported Service segment operating margin
4. Represents as reported Professional Services segment operating margin
5. Represents as reported Professional Services gross margin
LTM REVENUE GROWTH COMPOSITION - BMC LTM PROFESSIONAL SERVICES OPERATING MARGIN
During FY2012, total license revenue grew by only 1.5% and bookings remained flat year-over-year, while Professional Services grew greater than 20%
Professional Services is – at best – a break-even segment at the gross margin level
Gross margins have been historically negative with segment barely breaking even at the gross margin level in 2012
BMC’s only real area of revenue growth is coming from its low margin Professional Services segment
Management Has Failed to Execute
1
BMC’s growing Professional Services
segment barely breaks even at the gross
margin level compared to peers who have
significant operating margins
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15 ]

Deal LTM LTM Rev.
Target Value Revenues Multiple
15 MQSoftware ¹ 27 n/a n/a
16 Emprisa Networks 22 n/a n/a
17 Aeroprise n/a n/a
18 Neon Enterprise n/a n/a
19 Neptuny ² 20 n/a n/a
20 OpenNetwork 18 n/a n/a
21 I/O Concepts Software 14 n/a n/a
22 KMXperts 5 n/a n/a
23 DGI 3 n/a n/a
24 Abydos n/a n/a n/a
25 StreamStep n/a n/a
n/a
26 ITM Software n/a n/a
n/a
27 Corosoft Technologies n/a n/a
n/a
Total $2,418 $514
Median Multiple Paid 5.8x
21 ³
[
16 ]
Poor Stewardship of Stockholder Capital
Source: Company Filings, Capital IQ, 451 Research
1. Phurnace Software, Tideway Systems, and MQSoftware were acquired for combined purchase consideration of $94.3mm per BMC filings; Individual deal value estimated per 451 Research
2. GridApp and Neptuny were acquired for combined purchase consideration of $51.5mm per BMC filings; Individual deal value estimated per 451 Research
3. Aeroprise and Neon Enterprise were acquired for combined purchase consideration of $21.0mm per BMC filings
10-YEAR M&A TRACK RECORD
BMC has paid significantly high multiples for its acquisitions
27 acquisitions for $2.4 billion aggregate value
Paid high revenue multiples for relatively low revenue scale businesses (e.g. 17.5x for RealOps, 13.3x for Phurnace, 11.7x for GridApp, 11.4x for
BladeLogic, 6.5x for Coradiant, 5.8x for Marimba)
BMC spends an inordinate amount of time on extremely small acquisition targets
Despite small revenue base, revenue growth has not followed
We question BMC’s ability to effectively integrate its acquisitions and maintain their targets’ growth trajectories
2
BMC has an ineffective M&A track record
Deal LTM LTM Rev.
Target Value Revenues Multiple
1 RealOps $53 $3 17.5x
2 Phurnace ¹ 40 3 13.3x
3 GridApp ² 35 3 11.7x
4 BladeLogic 811 71 11.4x
5 Coradiant 130 20 6.5x
6 Marimba 225 39 5.8x
7 IT Masters 43 10 4.3x
8 ProactiveNet 41 10 4.1x
9 Numara 300 90 3.3x
10 Tideway Systems ¹ 30 15 2.0x
11 Remedy 350 250 1.4x
12 Identify 150 n/a n/a
13 Magic Solutions 49 n/a n/a
14 Calendra 33 n/a n/a
($ in millions)
See Next Slide

Only
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17 ]
Source: Company Filings, Capital IQ, 451 Research
1 Represents LTM revenues of acquired companies at the time of acquisition if disclosed
2 Represents implied revenues from acquisitions and organic growth to bridge from FY2002A reported revenue and disclosed LTM revenue of acquired businesses to FY2012A reported revenue
ANALYSIS OF REVENUE GROWTH – PAST 10 YEARS
2
BMC has failed to meaningfully grow organically over the last 10-years
Moreover, once BMC acquired its high growth targets those same targets appear to have slowed their growth considerably once part of BMC
BMC’s acquisition strategy is an enormous use of capital and time and doesn’t appear to help generate meaningful organic revenue growth
This calls into question BMC’s core organic growth and its lack of progress with maintaining growth in target businesses once acquired
Likely organic revenues of less than $369 million, accounting for revenue not reported for 16 acquisitions where targets were presumably generating revenues and for incremental growth from targets with disclosed revenue
($ in millions)
10-Years of organic growth
+ Undisclosed M&A revenue
+ “Growth” from acquired businesses
$1,289
$1,803
$2,172
$514
$369
Poor Stewardship of Stockholder Capital
FY2002
Actual
Reported Revenue
Revenue Contribution
for Acquired Businesses ¹
Implied Organic Growth
+ Undisclosed Revenue
Contribution from Acquired
Businesses + Revenue
Growth of Acquired
Businesses ²
FY2012
Actual
Reported Revenue
FY2002
Actual Reported
Revenue + Revenue
Contribution from Acquired
Businesses

34.2%
32.0%
35.9%
27.7%
[
18 ]
Failure to Fully Optimize Operations
Source: Capital IQ, Company Filings
1. Represents as reported non-GAAP operating margin
2. Represents as reported non-GAAP operating margin
3. Based on non-GAAP operating income of $1,647.0mm less $180.0mm capitalized software development cost, less $89.0mm stock based compensation, plus $122.0mm of amortized software development cost, plus $42.0mm of severance costs
4. Based on non-GAAP operating income of $779.6mm less $132.5mm capitalized software development cost, less $12.0mm stock based compensation associated with capitalized software development cost, less $127.2mm stock based compensation, plus $93.6mm of amortized software development cost
HISTORICAL ESM OPERATING MARGIN FY 2012 OPERATING MARGIN COMPARISON
HISTORICAL SERVICES GROSS MARGIN
BMC’s reported operating margin is higher than its closest peer CA, however, expensing all of BMC’s R&D and stock-based compensation presents a less flattering reality
Actually indicates a margin shortfall to CA
ESM reported operating margin of only 21% despite over $1 billion in revenues
BMC has only now started to generate positive Professional Services gross profits, but 0.8% gross margin is still disappointing
Meanwhile, BMC’s “Big 3” peers are generating an average operating margin of 11%
As Reported Normalized
4
¹ ³ ²
800 bps Lower
21.0%
21.9%
21.0%
FY 2010 FY 2011 FY 2012
(6.7%)
(5.3%)
0.8%
FY 2010 FY 2011 FY 2012
3
BMC margins have not been optimized to maximize returns to stockholders

12.0%
10.5%
8.7%
5.2%
$3.4
$2.2
$125.0
$107.0
$28.5
$4.8
$238.7
$48.4
$13.2
$6.3
[
19 ]
Competitive Landscape is Changing
Source: Capital IQ, Company Filings
Note: LTM as of 03/31/12. HPQ as of 01/31/12 since HPQ reclassified segments during quarter ending 04/30/12 and revenue contribution from Autonomy unavailable
1. As of 03/18/12, which represents date on which Elliott’s purchase of over 9mm shares of BMC began, causing stock prices subsequent to this date to not be applicable due to this extraordinary support
2. Includes revenues from DemandTec and other acquisitions which closed in the LTM period as of 3/31/12
3. Includes revenues from Autonomy and other acquisitions which closed in the LTM period as of 1/31/12
4. HPQ Software LTM revenue growth pro forma for Autonomy acquisition per Wall Street estimates which closed in October 2011; not pro forma for other transactions given lack of publicly available information
5. IBM Software LTM revenue growth pro forma for DemandTec acquisition per Wall Street estimates which closed in February 2012; not pro forma for other transactions given lack of publicly available information
RELATIVE SIZE – MARKET CAP ¹
($ in billions)
RELATIVE SIZE – LTM REVENUES
($ in billions)
BMC has long been the smallest of the “Big 4” management software competitors, attempting to compete and grow on the basis of being a focused
BSM vendor
BMC is challenged to compete with vastly larger solutions providers who can offer a fuller suite of products along with greater marketing heft and overall value to the customer
Customers are increasingly demanding greater services, a bundled solutions provider, and breadth of IT offerings far beyond what BMC can offer, especially in a mature market like IT management
4
BMC lacks the scale of its “Big 3” competitors
LTM REVENUE GROWTH
Even at Considerably Smaller Revenue Scale, BMC’s Growth is Extremely Unimpressive Relative to its Competitors
Software ³
Software ²
Software
4
Software
5

bmcsoftware

Infrastructure Software (Incorporating Mgmt Functions)
Pure Play Management
ca technologies
hp
IBM
CITRIX
redhat
ORACLE
Microsoft
vmware
bmcsoftware
OPNET
NETSCOUT
solarwinds
splunk
servicenow

[ 20 ]
Competitive Landscape is Changing
NEXT GEN / SAAS SYSTEMS MANAGEMENT IPOS
BMC’s traditional competitive “sweet spot” is under assault
from the “Big 3” larger infrastructure software and fast-
growing niche players
Competition continues to intensify and will continue
unabated
COMPETITIVE LANDSCAPE
EMERGING MODELS
A WINDOW TO MONETIZE IS STILL AVAILABLE
New models such as virtualization, on-demand delivery
and cloud services have upended old paradigms
Investors are keenly focused on new models and rewarded
them with successful IPOs and ever-increasing valuations
putting many potential M&A targets out of reach for BMC
Several traditional on-premise enterprise software vendors
subject to similar market and competitive forces that BMC
faces today delivered significant premiums to stockholders
by objectively evaluating alternatives and concluding a sale was in stockholder’s best interest
Source: Capital IQ, 451 Research
1. Represents market capitalization as of 05/25/12
2. Represents one day premium to unaffected stock price on  9/19/10, day before IBM announced its acquisition of the company
3. Represents one day premium to unaffected stock price on 3/2/10, day before Elliott announced its proposal to acquire the company
TEV LTM EBITDA Spot
($ in millions)
($bn) Multiple Premium Paid
Netezza ² $1.7 86.6x 14.9%
ArcSight 1.5 57.7x
23.9%
McAfee 6.9 17.4x 60.4%
Quest 1.9 13.1x 18.6%
Sun 5.6 12.6x 42.0%
Novell ³ 1.0 9.7x 28.0%
4
Traditional “Big 3”
Next Gen / “SaaS”
Equity Value Current Equity
($ in millions)
at IPO Value ¹ % Appreciation
SolarWinds $814 $3,526 333%
VMWare 10,878 40,170 269%
Splunk 1,573 3,325 111%
SYSTEMS MGMT / INFRASTRUCTURE – M&A

Strong Need for Improved Corporate Governance
Elliott has thoroughly evaluated BMC’s board composition and there are a few directors with experience as CEOs and
Senior Executives of large and/or publicly-traded companies, with some operational experience at Technology companies…
CEO of Open Text and other executive positions
Chairman, CSO of
Publicly Traded
Software Company
BMC Board: 8 Years
Thomas Jenkins
Software Industry
Executive
BMC Board: 5 Years
Gary Bloom
President & CDO of Marklogic, a privately-held software company
CEO of eMeter, a private software company acquired by Siemens
Vice Chairman and President of Symantec
Chairman, President & CEO of Veritas Software
Also spent 3 years as a consultant to TPG and 14 years at Oracle
EVP & CFO of Autodesk and SVP & CFO of Logitech
Various positions at Dell and at HP in finance and
business-management roles
CFO, Publicly Traded
Software Company
BMC Board: 2 Years
Stephan James
Former International Chairman and COO of Accenture
Ltd.
Former COO,
Publicly Traded IT
Services Firm
BMC Board: 2 Years
Mark Hawkins
On the BMC Board for 25 years, Mr. Gafner is described as a
private investor, self-employed consultant in the
communications technology field, and as a former CEO of "a
privately held manufacturer of high-speed satellite earth stations for data distribution"
CEO, Private
Company
BMC Board: 25 Years
Meldon Gafner
On the BMC Board for 15 years, Mr. Tinsley is described as an
Advisory Director, former partner and Special Advisor to a
private equity investment firm
President & COO of Baan Company N.V., in mid- to late-1990s, and was previously a management consultant at McKinsey
Consultant / Advisor
BMC Board: 15 Years
Tom Tinsley
On the BMC Board for 11 years, Mr. Barfield is President and
CEO of a private investment company
Previously Chairman and President (1995 - 2012) of the Bartech
Group, a family business founded by his father that specializes in "human capital procurement" and "placement of engineering and IT professionals"
Consultant / Former
CEO, Private
Company
BMC Board: 11 Years
Jon Barfield
On the BMC Board for 10 years, Ms. O’Neil is President and
CEO of Liberty Street Advisors, a private company she founded that advises on corporate governance, risk management,
infrastructure needs, leadership alignment and change
initiatives
Spent 9 months as General Manager of IBM's Global Financial
Markets Infrastructure Group, and spent 24 years at the Federal
Reserve Bank of New York in a series of executive roles
Consultant / Advisor
BMC Board: 10 Years
Kathleen O'Neil
Currently a "management consultant specializing in the areas of corporate finance, accounting and strategy"
Formerly EVP and CFO of Genentech
Chairperson of Accuray, a designer of medical radiation
systems; and Allergan, a multi-specialty healthcare company
Consultant / Former
CFO, Public
Company
BMC Board: 4 Years
Louis Lavigne, Jr
5
…however, Elliott believes that BMC’s significant underperformance is due to a deficit on the Board of relevant and timely experience in Enterprise Software, emerging business models ("SaaS" and "Cloud"), and critical skillsets (Large
Cap, M&A)
[ 21 ]
Source: Company Filings, Capital IQ

III. Elliott’s Proposal to Unlock BMC’s Strategic Value

[
23 ]
Increasing BMC’s Value to Stockholders
Value is derived from attractive assets of well-integrated, mission-critical products; meaningful customer presence and relevance to tens of thousands of IT organizations
To unlock BMC’s full potential, Elliott believes that BMC’s Board needs members who are strong leaders and who offer fresh perspectives and new ideas.  We propose that our nominees, who consist of respected technology industry executives and will work to maximize stockholder value, join BMC’s Board
Elliott has nominated four highly experienced technology executives to the Board
If Elliott’s slate of Directors is elected, we believe there would be no “sacred cows” and a thorough review of alternatives will be conducted to increase stockholder value:
Explore a sale to a strategic acquirer: We believe BMC is currently attractive to multiple acquirers at a premium price
Explore a potential sale to a financial sponsor: Private Equity buyers will be interested in the whole business and/or in
MSM at prices attractive to stockholders, and can also partner with strategics
Explore more efficient capital structures and potential returns of capital to stockholders
Benefit from a more engaged Board who would assist with exploration of a strategic and operational review
1
2
4
3
There are Multiple Pathways for BMC to Create Significant Value for
Stockholders – All of Which Can be Explored With a More Impactful Board
BMC possesses significant, unlocked value that we believe should be realized for stockholders

Opportunity to Improve BMC’s Governance
REPRESENTATIVE CREDENTIALS
Source: Company Filings, Capital IQ
1 Former Board affiliation
2 Advisory Board
BOARD AFFILIATIONS
CEO of Engine Yard, the leading cloud platform for automating and developing Ruby on Rails and PHP applications (2009 - present)
CEO for Navis, Inc. (2002 to 2008), CEO for Salesforce.com (1999 -
2001), President and CEO of Hyperion Solutions (1993 - 1999)
Five years as a nuclear submarine officer in the United States Navy before beginning his civilian career
JOHN DILLON
Experience as CEO and Director for a
diversified group of leading publicly-
traded and private cloud computing,
SaaS and PaaS companies
TransAct Technologies
Intacct Corporation
Epicor Software ¹
Clearwell Systems ¹
SVP of Hewlett Packard (2006 - 2011), with responsibility for HP's
Professional Services, Consulting and Outsourcing businesses in
North America (2009 - 2011) and over 20 years in various executive roles at Siemens AG (1985 - 2005), including CEO and President of
Siemens Communications (2004 - 2005)
Serves on the Advisory Board of leading technology companies, including Violin Memory and Opera Solutions, a leading provider of
"Big Data" analytics
ANDREAS “ANDY” MATTES
Experience as CEO and senior
executive for leading multinational
technology companies, including
particular expertise in Professional
Services, Consulting and Outsourcing
and "Big Data" analytics
Opera Solutions ²
Violin Memory ²
Radvision ¹
Mphasis Ltd. ¹
CEO Experience at
Leading Technology
Companies
Software-as-a-Service
("SaaS")  / Cloud
Computing
Professional Services
Organizations at
F1000
"Big Data" and
Analytics
Transformational
Acquisitions
(Opsware, Mercury)
Successful Exits
(Epicor, Vignette,
Clearwell, Radvision)
Diversified
Backgrounds (IBM,
HP, Salesforce,
Siemens, Hyperion)
EVP of Sales, Marketing & Strategy, as well as EVP of Software &
Solutions at Hewlett Packard, during which time HP acquired
leading enterprise software companies Opsware and Mercury
Interactive, among others (2006 - 2011)
CEO of Vignette, a leading content management software company, prior to its sale in 2009
SVP of Worldwide Sales at Siebel Systems (1999 - 2001)
17 years at IBM in various roles, including VP of Midrange Systems,
VP of Sales, Consumer Packaged Goods, and VP, Sales Operations
THOMAS HOGAN
Experience as top executive at HP's
Software and Solutions business, a
former public-company CEO and
diverse experience at some of the
world's most prominent enterprise
software companies
InForte Corporation ¹
DataDirect Networks ²
"JIM" SCHAPER
Founder of Infor Global Solutions, a leading Enterprise Software company with 85,000 customers and 13,000 employees operating from 116 offices in 34 countries globally
Operating partner at Golden Gate Capital
Over 30 years of experience in the Technology industry
Experience as Founder, Chairman and
CEO of one of the largest enterprise
software companies in the world, and
over 30 years in the Technology
industry
Infor Global Solutions
Attachmate
Q2ebanking Software
SnagAJob.com
Inovis ¹
Elliott has nominated four highly experienced and respected technology industry executives who share the view that BMC is underperforming and undervalued and who will work to explore all strategic alternatives to maximize stockholder value
[ 24 ]

[
25 ]
Explore a Sale to a Strategic Buyer
One of the leading global providers of IT management software products for both mainframe and distributed environments
BMC’s solutions are used by more than 25,000 customers ranging from global 100 companies to smaller businesses in more than 120 countries
Comprehensive portfolio of integrated products particularly well suited for heterogeneous – cross platform, cross product -
environments in the data center
Customers value BMC’s product capabilities and its ability to manage complex heterogeneous IT environments
Leadership position in key market segments with significant cross selling opportunity
IT Service Desk (with Remedy)
Datacenter Automation (with BladeLogic)
Configuration and CMDB (with Atrium)
DBMS and Asset Management
Recognized as a leader by customers and analysts
Broad ecosystem of marquee partners across ISVs, SIs, resellers (e.g. Cisco, Accenture, Dell, CSC, Salesforce.com and others)
Mainframe business lends business and financial strength – high margins, strong free cash flow generation, stable and predictable business
Potential to become a more nimble provider and adapt to market transformations such as Virtualization, Cloud Computing and SaaS
Opportunity to leverage market position and gain scale in high growth segments such as APM, private cloud, infrastructure performance management, MDM and service provider market
BMC’s issue is its operational execution and not the quality and value proposition of its products and solutions
BMC has significant strategic value with great assets that can be realized through exploring an opportunity to sell the Company
1

bmcsoftware

IBM

CISCO

ORACLE

EMC2

hp

ca technologies

DELL

symantec.

[
26 ]
ACQUIRER
ILLUSTRATIVE
EPS IMPACT
BMC Provides Significant Accretion for Possible Strategic Acquirers
TEV: $243.9
Mkt Cap: $224.1
Cash: $12.3
TEV: $115.5
Mkt Cap: $130.0
Cash: $29.7
TEV: $17.2
Mkt Cap: $21.9
Cash: $13.7
TEV: $66.3
Mkt Cap: $44.2
Cash: $8.3
Expand into Heterogeneous
IT Management Software
Consolidate IT Management
Software market
Consolidate IT Management
Software market
Scale the software portfolio
Source: Capital IQ, Thomson Reuters
Note: Market data as of 05/25/12, balance sheet data as of last reported quarter
1. Cost of debt of 8% for CA and SYMC
COMMENTARY ACQUIRER
ILLUSTRATIVE
EPS IMPACT
COMMENTARY
TEV: $55.4
Mkt Cap: $87.5
Cash: $48.4
TEV: $47.4
Mkt Cap: $50.9
Cash: $6.3
TEV: $9.8
Mkt Cap: $10.9
Cash: $3.2
TEV: $10.6
Mkt Cap: $11.9
Cash: $2.7
Expand into Heterogeneous
IT Management Software
Pursue IT Management
Software market
consolidation
Expand into Heterogeneous
IT Management Software
(connect its Storage and
Security offerings)
Expand into Heterogeneous
IT Management Software
($ in billions, except per share data )
1
BMC offers a significant accretion opportunity to a potential strategic acquirer
Analysis presented below based on very conservative assumptions:
Does not assume any synergies (not even public company cost savings)
Assumes transaction funded with only domestic cash available on BMC’s balance sheet and new debt (cost of debt of 6%) ¹
Assumes no cash available from acquirer’s balance sheet
Acquisition Price
$52.00 $56.00 $60.00
CY 2013E EPS 2.0% 1.8% 1.6%
CY 2014E EPS 2.1% 1.9% 1.7%
Acquisition Price
$52.00 $56.00 $60.00
CY 2013E EPS 2.6% 2.3% 2.1%
CY 2014E EPS NA NA NA
Acquisition Price
$52.00 $56.00 $60.00
CY 2013E EPS 6.5% 5.8% 5.2%
CY 2014E EPS 6.4% 5.8% 5.3%
Acquisition Price
$52.00 $56.00 $60.00
CY 2013E EPS 3.1% 2.8% 2.5%
CY 2014E EPS NA NA NA
Acquisition Price
$52.00 $56.00 $60.00
CY 2013E EPS 7.6% 6.8% 6.1%
CY 2014E EPS 9.0% 8.2% 7.4%
Acquisition Price
$52.00 $56.00 $60.00
CY 2013E EPS 12.5% 9.7% 7.0%
CY 2014E EPS 14.8% 12.3% 9.7%
Acquisition Price
$52.00 $56.00 $60.00
CY 2013E EPS 1.4% 1.3% 1.1%
CY 2014E EPS 1.5% 1.4% 1.3%
Acquisition Price
$52.00 $56.00 $60.00
CY 2013E EPS 13.2% 10.3% 7.3%
CY 2014E EPS 15.1% 12.5% 9.9%

bmcsoftware

KKR	TPG	SILVERLAKE	The Blackstone Group
THL	The Carlyle Group	Hellman & Friedman LLC	BainCapital
Apax Partners	General Atlantic Partners	FP Francisco Partners	Advent International
Golden Gate Capital	THOMA BRAVO	V	symphony

[
27 ]
PRIVATE EQUITY RATIONALE
2
BMC Would be an Attractive Target for Private Equity
SELECTED LARGE CAP AND TECH FOCUSED PE FIRMS
Source: Company Press Releases, Capital IQ
Alltel $24,500
Freescale 17,600
SunGard 11,400
Avaya, Inc. 8,300
IMS Health 5,200
Sabre Holdings 5,000
Vertafore 1,400
Intergraph Corp. 1,300
SunGard $11,400
Avaya, Inc. 8,200
Sabre Holdings 5,000
Interactive Data 3,400
Agilent 2,660
Skype [eBay, Inc.] 1,900
Serena Software 1,200
Freescale $17,600
SunGard 11,400
Cendant (Travelport) 4,300
Emdeon 3,000
Freescale $17,600
Open Solutions 1,300
SS&C Technologies 942
Getty Images $2,400
Emdeon 3,000
Kronos Inc. 1,800
Intergraph 1,300
DoubleClick 1,100
Ceridian
Corporation $5,300
West Corporation 4,100
Sword Insurance 115
SunGard $11,400
Tex. Instr. (Sensors) 3,000
MYOB 1,250
SkillSoft 1,200
TASC [NOC] $1,650
Emdeon 1,200
TriZetto Group $1,400
Epicor 976
Activant 890
Sophos 830
Bankrate 571
Lawson $2,000
SSA Global 1,700
Aeroflex 1,120
Systems Union Group 460
MAPICS 376
Datastream Systems 216
Blue Coat Systems $1,300
SonicWALL 640
Archipelago Learning 290
Landesk 250
Double-Take Software 242
Embarcadero Tech 200
PLATO Learning 140
Entrust 114
Misys £1,100
CDC Software $300
Indus International 240
Sage SW (He) £210
Intuit (RE Solutions) $128
First Data $29,000
SunGard 11,400
Visma KR 5,500
Agilent $2,660
TASC [NOC] 1,650
Flextronics 900
Quadramed $126
Kewill plc £87
eFront SA €41
MSC Software $360
First Advantage 265
Shopzilla 165
RBS WorldPay £2,025
Fifth Third (Vantiv) $2,350
SkillSoft 1200
Software has been a clear area of focus for the large private equity firms
We believe private equity firms will show an interest in BMC as a whole and the MSM business if separated
BMC’s financial and strategic profile fits the investment
criteria of private equity firms
Significant presence in a large and growing market
Attractive customer and product portfolio
High cash flow generation and margin in MSM business
Potential to improve margin in ESM business
Viable exit alternative through a strategic sale or public
market exit
Attractive financing markets have been supportive of
software take-private transactions
It is possible for private equity to pay an attractive premium to stockholders and still realize suitable returns for their investors

[
28 ]
Greater Opportunity to Return Stockholder Capital
BMC has significant excess debt capacity given its recurring revenue base, stable free cash flow generation, and current net cash position
Company can issue debt or use excess free cash flow and excess cash for share repurchases
Returning capital and addressing operational challenges would yield significant return
Assumes BMC raises $400mm – $2bn to buy back shares
Assumes two scenarios: pro forma impact based on standalone FY’13E estimates and pro forma impact based on 3% operating margin improvement on FY’13E estimates
Marginal operating improvements results in significant value to stockholders
Pro-forma LTM Net Debt/EBITDA at serviceable levels
Clearly accretive to EPS
ILLUSTRATIVE SHARE BUYBACK ANALYSIS
FY’13E EPS ACCRETION WITH NO
OPERATING MARGIN IMPROVEMENT ¹
Source: Capital IQ, Wall Street Research
1. FY 2013 financial metric based on Thomson estimates as of 05/25/12.  For incremental debt up to $1.2bn, assumes 10-year notes raised at 4.5%, for incremental debt of $1.6bn assumes 7-year and 10-year notes raised at 4.25% and 4.75%, respectively and for $2bn incremental debt assumes 7-year and 10-year notes raised at 4.5% and 5.0%, respectively
3
Premium to share price on 05/25/2012
Debt Raised
0.0% 2.0% 4.0% 6.0% 8.0%
$400 3.6% 3.5% 3.4% 3.3% 3.1%
$800 7.6% 7.4% 7.1% 6.9% 6.7%
$1,200 12.2% 11.8% 11.4% 11.0% 10.6%
$1,600
17.5% 16.8% 16.2% 15.6% 15.0%
$2,000 22.7% 21.8% 20.9% 20.1% 19.3%
Premium to share price on 05/25/2012
Debt Raised
0.0% 2.0% 4.0% 6.0% 8.0%
$400
12.5% 12.3% 12.2% 12.1% 12.0%
$800
17.1% 16.8% 16.5% 16.2% 16.0%
$1,200
22.3% 21.8% 21.4% 20.9% 20.5%
$1,600 28.3% 27.5% 26.9% 26.2% 25.6%
$2,000 34.3% 33.3% 32.4% 31.4% 30.6%
FY’13E EPS ACCRETION WITH 3%
OPERATING MARGIN IMPROVEMENT ¹
($ in millions) ($ in millions)

(As of 5/25/12) Dividend
Company Yield
Corning Inc. 2.3%
Broadcom Corp. 1.3%
Intuit Inc. 1.1%
Motorola Solutions, Inc. 1.8%
Applied Materials Inc. 3.4%
Activision Blizzard, Inc. 1.5%
Altera Corp. 0.9%
Xerox Corp. 2.4%
CA Technologies 4.0%
Analog Devices, Inc. 3.3%
The Western Union Company 2.4%
Paychex, Inc. 4.2%
Xilinx Inc. 2.8%
Fidelity National Info. Services 2.4%
Maxim Integrated Products Inc. 3.4%
Amphenol Corporation 0.8%
KLA-Tencor Corporation 3.0%
Linear Technology Corp. 3.4%
Median 2.4%
BMC Software Inc. 0.0%
[
29 ]
Dividends: Another Consideration
Many leading technology companies now embrace dividends to instill managerial discipline and reward stockholders
Source: Capital IQ
1. Based on analysis of current dividend paying companies from set of top 100 listed domestic technology companies by market cap
LISTED TECHNOLOGY COMPANIES – U.S. HEADQUARTERED¹
3
(As of 5/25/12) Dividend
Company Yield
Microsoft Corporation 2.8%
IBM 1.7%
Oracle Corporation 0.9%
Intel Corporation 3.5%
Cisco Systems, Inc. 2.0%
QUALCOMM Incorporated 1.7%
Visa, Inc. 0.7%
Hewlett-Packard Company 2.4%
Mastercard Incorporated 0.3%
Texas Instruments Inc. 2.3%
Automatic Data Processing, Inc. 3.0%
Corning Inc. 2.3%
Broadcom Corp. 1.3%
Intuit Inc. 1.1%
Motorola Solutions, Inc. 1.8%
Applied Materials Inc. 3.4%
Activision Blizzard, Inc. 1.5%
Altera Corp. 0.9%
Xerox Corp. 2.4%
CA Technologies 4.0%
(As of 5/25/12) Dividend
Company Yield
Analog Devices, Inc. 3.3%
The Western Union Company 2.4%
Paychex, Inc. 4.2%
Xilinx Inc. 2.8%
Fidelity National Info. Services 2.4%
Maxim Integrated Products Inc. 3.4%
Amphenol Corporation 0.8%
KLA-Tencor Corporation 3.0%
Linear Technology Corp. 3.4%
Microsoft Corporation 2.8%
IBM 1.7%
Oracle Corporation 0.9%
Intel Corporation 3.5%
Cisco Systems, Inc. 2.0%
QUALCOMM Incorporated 1.7%
Visa, Inc. 0.7%
Hewlett-Packard Company 2.4%
Mastercard Incorporated 0.3%
Texas Instruments Inc. 2.3%
Automatic Data Processing, Inc. 3.0%

[
30]
Operational Improvements Clearly Possible
Preliminary areas of improvement
include:
Professional Services: Increase in
workforce efficiency, resulting in
higher revenue per employee
Sales & Marketing: Improvements
around coverage of clients,
standardized pricing and sales
force know-how
R&D: Cost savings by off shoring
and portfolio rationalization
G&A: Reduction in management
overhead and greater integration
of acquired companies
Elliott has conducted extensive research on BMC’s peers and concluded that BMC can achieve meaningful operating margin expansion through operational improvements: Resulting in improved returns for BMC stockholders
Source: Capital IQ, Company Filings
1. LTM 03/31/12 operating margin based on non-GAAP operating income of $779.6mm less $132.5mm capitalized software development cost, less $12.0mm stock based compensation associated with capitalized software development cost, less $127.2mm stock based compensation, plus $93.6mm of amortized software development cost
2. Based on incremental operating earnings from potential Professional Services gross margins of ~10% to 20% as compared to LTM 03/31/12 reported gross margin of 0.8%
4
ILLUSTRATIVE POTENTIAL OPERATING MARGIN IMPROVEMENTS ¹
Such
Improvements
Could Add
~10% to
Operating
Margins
A More
Efficient
Company
Should Also
Command a
Higher
Valuation
Multiple
Elliott’s Nominees Have Significant and Relevant Operating Experience
27.7%
32% - 39%
2% - 4%
0.5% - 1.5%
1% - 3.5%
1% - 2%
Adj. LTM
Operating
Margin
G&A
R&D
Sales &
Marketing
Prof. Services
Earnings
Contribution ²
LTM
Operating
Margin ¹

4
ProactiveNet
MainView
End User Experience Management
Remedy
Remedy OnDemand
RemedyForce
Numara (FootPrints)
Control-M
BladeLogic
Atrium
Marimba
[
31 ]
RELEVANT PRODUCTS
BMC has a well-regarded, strong and diverse set of
products
Products are positioned in extremely large and
attractive growth markets
The Company is at risk of missing the opportunity to
take advantage of these extremely large growth
markets
Elliott’s Board representatives will leverage their deep
industry knowledge and relevant prior experience to
maximize this opportunity
Our Nominees will provide strategic insight and
ask the hard questions to help get BMC back on
track
Now is the time for BMC to make the changes
necessary to capture the opportunity
MARKET POSITION
BMC has an opportunity to take share and grow faster than its markets
BMC’s Potential Growth Opportunity

$1.4
$1.9
2011A 2016E
CAGR: 6.2%
$17.3
$24.4
2011A 2016E
CAGR: 7.1%
$5.9
$7.0
2011A 2016E
CAGR: 3.4%
$1.8
$2.2
2011A 2016E
CAGR: 4.4%
BMC’s Potential Growth Opportunity (cont’d)
($ in billions)
4
SEGMENT MARKET GROWTH
IT Service Desk
and Help Desk
Configuration
Management
Total
Addressable
Market
4
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$3.7
$6.4
2011A 2016E
CAGR: 11.4%
$4.4
$6.9
2011A 2016E
CAGR: 9.2%
Availability and
Performance ¹
Application
Management ²
Other Markets ³
Source: Gartner “Forecast: Enterprise Software Markets, Worldwide, 2009-2016, 1Q12 Update”.  Calculations performed by Elliott
1. Includes Distributed and Mainframe
2. Includes Distributed and Mainframe.  Used as a proxy for Application Performance Monitoring (Distributed and Mainframe)
3. Generally, includes markets where BMC has at least 1% market share in CY 2011.  Includes Asset Management, Other ITOM, DBMS Management (Distributed and Mainframe), User Provisioning, Job
Scheduling and Run Book Automation (Distributed and Mainframe), Backup and Recovery Software (Mainframe), and Storage Resource Management (Mainframe). Job Scheduling and Run Book
Automation (Distributed and Mainframe) used as a proxy for Workload Automation and IT Process Automation (Distributed and Mainframe)
4. Represents sum of IT Service Desk and Help Desk, Availability and Performance, Configuration Management, Application Management, and Other Markets
SEGMENT MARKET GROWTH

IV. Final Observations, Conclusions, and Next Steps

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Third Party Observations On BMC
ON ESM: ON M&A:
ON CAPITAL MANAGEMENT: BUSINESS OUTLOOK:
“…but a closer look reveals a struggling business.  The ESM business has deteriorated further to a surprisingly low license bookings
rate,
and the sales
force issues do not appear to be positioned to turn this around soon....Unfortunately, it appears to us that the issues regarding the ESM business may take even longer to rectify”
– J.P. Morgan (Feb 2, 2012 Following Q3’12 Results)
“BMC has made a number of acquisitions in recent years, most significantly the $800 million buyout of BladeLogic in 2008, in order to diversify its offerings, but has had trouble integrating them into a coherent
whole.
It pitches its Remedy helpdesk,
Patrol network management, and BladeLogic server automation tools as a suite, but the message hasn't always resonated with customers”
– BMC Has Multiple Acquisition Suitors
Information Week (May 25, 2012)
“We believe investors should make several adjustments to the income statement in order to compare results… Higher rate of capitalized Software Development added to EPS…and…lower share count added to EPS”
– J.P. Morgan (Feb 2, 2012 Following Q3’12 Results)
“Today, BMC uses ~100% of its FCF for stock repurchases…however, during the previous three fiscal years, BMC used 55% of its FCF for buybacks”
– Susquehanna Investment Group (Feb 14, 2012)
“BMC
has been using it [share repurchases] to materially reduce its share count, and in many cases at prices well above current levels....”
– Susquehanna Investment Group (Feb 14, 2012)
“Management’s guidance is predicated on an increase in sales force productivity of about 1-3% on top of an increase in productive tenured reps in the mid single digits
(growth rate). This means the average fully productive sales person will sell more, which poses risk in our opinion, especially given the issues BMC appears to still be struggling with in regards to the sales”
– J.P. Morgan (May 10, 2012 Following Q4’12 Results)
We are not the only ones who share these perspectives on BMC:
“BMC is coming off a challenging year. If it is unable to reverse the downward trend over the next year (in alignment with the stockholder rights plan), pressure may increase on the board to find a buyer at levels below their current expectations. The flip side of this likely means that even if the company doesn’t perform up to their expectations, the stock would likely have a floor as take-out speculation could intensify”
- RBC Capital Markets (May 18, 2012)
“BMC has historically made acquisitions to bolster growth within its lower margin
ESM segment…Numara (a SaaS-based ITSM provider) was acquired in Jan 2012 for
~$300M and will be rolled into ESM to expand BMC’s cloud portfolio…Growth in bookings has been sluggish and is necessary to provide conviction on FY13 topline growth profile”
– Jefferies (May 10, 2012)
“In other words, BMC is now in play. It's a wake-up call that needs to be answered with more than the same old responses from management”
– BMC Software becomes a takeover target as investor calls for a sale
Houston Chronicle (May 24, 2012)
“BMC could be an attractive asset for the likes of Hewlett Packard and Dell as
they try to shift from manufacturing PCs and into integrated business service providers --
in the mold of a multi-decade turnaround at IBM. IT hardware and software giants Cisco and Oracle could find BMC's software services and cloud assets attractive as they brace for competition from the likes of salesforce.com
(CRM) and peers such as SAP”
– BMC Software Caught Between Cloud Boom And Tech Gloom
The Street (May 23, 2012)

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Conclusion & Next Steps
Our extensive research and analysis confirms that BMC has strong products, deep customer relationships and plays in large and growing markets
BMC has significant strategic and inherent value that has not been unlocked for shareholders due to poor execution and an unengaged Board
With an increasingly competitive landscape and record of significant execution challenges, the time is NOW for BMC to consider all the alternatives to maximize shareholder value
Elliott wants to work with the Board to help the Company capitalize on the significant value present in BMC
However, new perspectives and a thoughtful approach is needed at the Board level in the form of new Board members
The executives Elliott has identified and nominated to the Board have substantial experience in technology and significant industry insight – attributes that are essential to help drive a successful outcome for BMC
There are multiple pathways for value creation and our Board Nominees add value across the spectrum of alternatives
As one of the company’s largest shareholders, Elliott is committed to the process and fully intends to continue in its efforts
Elliott remains receptive to engaging in productive conversations with the Company about the best path forward for
BMC